Exhibit 99.1

JDSU News Release

JDSU ANNOUNCES FISCAL 2008 THIRD QUARTER RESULTS

Milpitas, California, April 30, 2008 – JDSU today reported results for its third quarter ended March 29, 2008.

Net revenue for the third quarter of fiscal 2008 was $383.9 million and the net loss was $(6.2) million, or $(0.03) per share. This compares to net revenue of $361.7 million and a net loss of $(14.2) million or $(0.07) per share for the third quarter of fiscal 2007.

On a non-GAAP basis, net revenue for the third fiscal 2008 quarter was $384.2 million and net income was $31.2 million, or $0.14 per share. This compares to non-GAAP net revenue of $361.8 million and net income of $12.3 million, or $0.06 per share, for the third quarter of fiscal 2007.

On a non-GAAP basis, operating profit for the third fiscal quarter was $15.9 million or 4.1% of revenue. This compares to non-GAAP operating profit of $3.3 million or 0.9% of revenue for the third quarter of fiscal 2007.

On an adjusted EBITDA basis (adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) the Company reported $32.3 million for the third quarter of fiscal 2008, which compares to $17.7 million for the third quarter of fiscal 2007.

“Year over year financial performance improvements for the first three quarters of the fiscal year evidence significant improvement in JDSU’s business model,” said Kevin Kennedy, JDSU’s Chief Executive Officer. “Moving forward we are making investments in the business to create additional operating leverage for the future.”

Financial Overview – Fiscal 2008 Third Quarter Ended March 29, 2008

•	Third quarter non-GAAP net revenue of $384.2 million decreased 3.8% compared with the previous quarter and grew 6.2% compared to the third quarter of fiscal 2007.

•	Company non-GAAP gross margins of 42.6% compared with 46.3% in fiscal Q2 2008 and 37.6% in fiscal Q3 2007.

•

Communications Test and Measurement non-GAAP net revenue of $169.3 million decreased 14.3% from the previous quarter’s level of $197.5 million and increased by 1.1% from the previous year’s non-GAAP net revenue of $167.4. The segment represented 44% of total fiscal Q3 non-GAAP net revenue.

•

Third quarter Optical Communications non-GAAP net revenue of $136.1 million grew 4.9% from the previous quarter’s non-GAAP net revenue of $129.7 million and increased by 9.6% from the previous year’s non-GAAP net revenue of $124.2 million. Revenue from this segment represented 35% of total fiscal Q3 non-GAAP net revenue.

•

Advanced Optical Technologies segment non-GAAP net revenue of $55.8 million increased 12.0% from the previous quarter’s non-GAAP net revenue of $49.8 million and increased by 22.4% from the previous year’s non-GAAP net revenue of $45.6 million. Revenue from this segment represented 15% of total fiscal Q3 non-GAAP net revenue.

•

Our Commercial Lasers business reported non-GAAP net revenue of $23.0 million, up 3.6% from the previous quarter and decreased by 6.5% from the previous year’s non-GAAP net revenue of $24.6 million. This business represented 6% of total fiscal Q3 non-GAAP net revenue.

•	Americas’ customers represented 52% of total non-GAAP net revenue. European and Asia-Pacific customers represented 29% and 19% of total non-GAAP net revenue, respectively

•

The Company held in excess of $1.0 billion in total cash and investments at the end of the quarter. The Company was free cash flow positive for the fifth consecutive quarter, generating approximately $31 million in free cash flow in the quarter.

Business Outlook

For the fourth quarter of fiscal 2008, ending June 28, 2008, the Company expects non-GAAP net revenue to be in the range of $381 to $403 million and non-GAAP operating margin to be in the range of 2-5%.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on April 30, 2008 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) enables broadband and optical innovation in the communications, commercial and consumer markets. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) the Company’s intention to create additional operating leverage from investments in the business; (ii) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, EBITDA, free cash flow and other financial metrics; and (iii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines; (b) the ongoing potential for significant quarter-over-quarter product mix fluctuations, which can materially impact profitability due to the broad gross margin range across our portfolio; (c) continuing consolidation activities affecting our customer base, which limits demand visibility in the short term, and could reduce our business potential in the long term; (d) average selling prices continue to decline across our traditional Optical Communications and our Advanced Optical Technologies and Commercial Lasers businesses; (e) we and many of our suppliers continue to experience execution and delivery challenges which limit our revenue and impair our profitability; (f) our Communications Test and Measurement business is notable for seasonality and a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; (g) we are currently engaged in various product and manufacturing transfers and site consolidations as well as material IT and system infrastructure upgrades, which may cause interim increases in expenses, execution disruptions, customer satisfaction issues and quality and delivery problems; (h) the current general economic uncertainty is further limiting our visibility in the near-term and may have a material adverse impact on our business.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 filed with the Securities and Exchange Commission, as well as in other filings on Forms 10-Q and 10-K. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors: Michelle Levine, 408-546-4421 or michelle.levine@jdsu.com

Press: Kathleen Greene, 408-546-5852 or kathleen.greene@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
Net revenue	$383.9	$361.7	$1,139.8	$1,046.1
Cost of sales	225.8	226.9	652.3	656.3
Amortization of acquired developed technologies	12.5	9.8	36.8	29.7

Gross profit	145.6	125.0	450.7	360.1

Operating expenses:
Research and development	47.7	43.4	140.6	126.2
Selling, general and administrative	112.2	95.7	317.9	273.1
Amortization of other intangibles	8.0	6.6	22.0	19.9
Reduction of intangibles and other long-lived assets	1.9	3.8	1.8	6.9
Restructuring charges	1.7	(0.1)	3.0	10.6

Total operating expenses	171.5	149.4	485.3	436.7

Income (loss) from operations	(25.9)	(24.4)	(34.6)	(76.6)
Interest and other income	15.1	16.4	50.1	51.5
Interest expense	(2.2)	(2.1)	(6.7)	(5.1)
Gain (loss) on sale of investments	1.4	(0.1)	1.9	28.4

Income (loss) before income taxes	(11.6)	(10.2)	10.7	(1.8)
Provision (benefit) for income taxes	(5.4)	4.0	2.6	6.6

Net income (loss)	$(6.2)	$(14.2)	$8.1	$(8.4)

Net income (loss) per share
Basic	$(0.03)	$(0.07)	$0.04	$(0.04)

Diluted	$(0.03)	$(0.07)	$0.04	$(0.04)

Shares used in per share calculation
Basic	225.2	211.3	222.0	211.1

Diluted	225.2	211.3	230.3	211.1

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	March 29, 2008	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$422.9	$362.9
Short-term investments	571.2	769.9
Restricted cash	10.4	9.9
Accounts receivable, net	281.0	264.2
Inventories, net	193.2	204.3
Refundable income taxes	6.4	4.7
Other current assets	52.3	44.8

Total current assets	1,537.4	1,660.7
Property, plant and equipment, net	210.3	210.5
Deferred income taxes	2.6	7.1
Goodwill	831.0	710.0
Other intangibles, net	445.5	411.5
Long-term investments	26.7	3.1
Other non-current assets	23.7	22.4

Total assets	$3,077.2	$3,025.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119.7	$111.5
Short-term debt	158.0	—
Accrued payroll and related expenses	61.0	62.0
Income taxes payable	17.7	42.3
Deferred income taxes	2.6	2.6
Restructuring accrual	5.2	6.9
Warranty accrual	10.7	10.3
Other current liabilities	117.7	112.3

Total current liabilities	492.6	347.9
Long-term debt	425.0	808.0
Other non-current liabilities	213.2	133.9
Stockholders’ equity	1,946.4	1,735.5

Total liabilities and stockholders’ equity	$3,077.2	$3,025.3

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
Net revenue:
Optical Communications	$136.1	$124.2	$381.8	$386.9
Communications Test and Measurement	169.3	167.4	540.1	460.4
Advanced Optical Technologies	55.8	45.6	153.6	125.3
All Other, Commercial Lasers	23.0	24.6	65.1	73.8
Deferred revenue related to purchase accounting adjustment	(0.3)	(0.1)	(0.8)	(0.3)

Net revenue	$383.9	$361.7	$1,139.8	$1,046.1

Operating income (loss):
Optical Communications	$6.3	$(3.7)	$12.9	$(4.8)
Communications Test and Measurement	22.8	24.5	98.0	70.3
Advanced Optical Technologies	20.4	15.8	58.8	39.5
All Other, Commerical Lasers	0.9	0.5	(1.9)	4.4
Corporate	(34.5)	(33.8)	(98.5)	(93.6)

Total segment operating income	15.9	3.3	69.3	15.8
Unallocated amounts:
Stock based compensation	(11.3)	(7.5)	(36.8)	(22.8)
Acquisition-related charges and amortization of intangibles	(23.6)	(16.4)	(62.4)	(50.5)
Reduction of intangibles and other long-lived assets	(1.9)	(3.8)	(1.8)	(6.9)
Restructuring charges	(1.7)	0.1	(3.0)	(10.6)
Other realignment charges	(3.3)	(0.1)	0.1	(1.6)
Interest and other income	15.1	16.4	50.1	51.5
Interest expense	(2.2)	(2.1)	(6.7)	(5.1)
Gain (loss) on sale of investments	1.4	(0.1)	1.9	28.4

Income (loss) before income taxes	$(11.6)	$(10.2)	$10.7	$(1.8)

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP revenue, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below.

Restructuring Activities

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses primarily due to additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Investment Activities

Gain or loss on sale of available for-sale investments and reduction in the fair value of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

Gain or loss on equity method investments: The Company records gains or losses on its equity investments based on our pro-rata share of gains or the net losses of the investment. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the timing and magnitude of gains or losses are unpredictable, as they are inherently based on the performance of the third party subject of a particular investment. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of its core operating performance.

Stock-based compensation expense: Non-GAAP net income (loss) and net income (loss) per share excludes stock-based compensation expense under SFAS 123R for fiscal 2006, and under APB 25 for earlier comparative periods. The Company excludes this item, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes this GAAP measure is not indicative of its core operating performance.

Non-Cash Activities

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of cost of goods sold and operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core cost of goods sold and operating expenses and performance.

Reduction of goodwill and other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the reduction of the carrying value of goodwill and other long-lived assets primarily related to SFAS 142 and SFAS 144 adjustments, respectively. SFAS 142 and SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 142 and SFAS 144 related asset value reductions are non-recurring and generally unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under SFAS 142 and SFAS 144, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

Interest, taxes, and depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of adjusted EBITDA excludes items as a result of interest, taxes, depreciation and amortization. Management believes adjusted EBITDA is indicative of the Company’s core operational cash flow.

Acquired In-Process Research and Development: The Company recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. The Company believes that eliminating this expense, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, is useful to investors.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share. The GAAP measure most directly comparable to adjusted EBITDA is income (loss) from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

The following tables reconcile the non-GAAP revenue, net income (loss), net income (loss) per share and adjusted EBITDA financial measures to GAAP:

JDS UNIPHASE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended				Nine Months Ended
	March 29, 2008		March 31, 2007		March 29, 2008		March 31, 2007
	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS
GAAP measures	$(6.2)	$(0.03)	$(14.2)	$(0.07)	$8.1	$0.04	$(8.4)	$(0.04)
Items reconciling GAAP net income & EPS to Non-GAAP net income & EPS:
Related to net revenues:
Deferral of revenues related to acquisition activities	0.3	—	0.1	—	0.8	—	0.3	—
Related to cost of sales:
Acquisition-related expenses	2.8	0.01	—	—	2.8	0.01	0.7	—
Stock-based compensation expenses	1.2	0.01	1.0	—	3.7	0.02	3.1	0.01
Other non-recurring charges	1.1	—	0.3	—	1.1	—	1.5	0.01
Amortization of acquired developed technologies	12.5	0.06	9.8	0.05	36.8	0.17	29.7	0.14

Total related to gross profit	17.9	0.08	11.2	0.05	45.2	0.20	35.3	0.16

Related to operating expenses:
Research and development:
Stock-based compensation expenses	2.5	0.01	2.1	0.01	7.4	0.03	5.7	0.03
Other non-recurring charges	—	—	(0.1)	—	—	—	0.5	—
Selling, general and administrative:
Stock-based compensation expenses	7.6	0.03	4.4	0.02	25.7	0.12	14.0	0.07
Other non-recurring charges	2.2	0.01	(0.2)	—	(1.2)	(0.01)	(0.5)	—
Amortization of intangibles	8.0	0.04	6.6	0.03	22.0	0.10	19.9	0.09
Reduction of intangibles & other long-lived assets	1.9	0.01	3.8	0.02	1.8	0.01	6.9	0.03
Restructuring charges	1.7	0.01	(0.1)	—	3.0	0.02	10.6	0.05

Total related to operating expenses	23.9	0.11	16.5	0.08	58.7	0.27	57.1	0.27

Interest and other income	(3.0)	(0.01)	(1.3)	—	(10.7)	(0.05)	(6.5)	(0.03)
(Gain) loss on sale of investments	(1.4)	(0.01)	0.1	—	(1.9)	(0.01)	(28.4)	(0.13)

Total related to net income (loss) & EPS	37.4	0.17	26.5	0.13	91.3	0.41	57.5	0.27

Non-GAAP measures	$31.2	$0.14	$12.3	$0.06	$99.4	$0.45	$49.1	$0.23

JDS UNIPHASE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
GAAP net revenue	$383.9	$361.7	$1,139.8	$1,046.1
Deferral of revenues related to acquisition activities	0.3	0.1	0.8	0.3

Non-GAAP net revenue	$384.2	$361.8	$1,140.6	$1,046.4

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA

(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
GAAP net income (loss)	$(6.2)	$(14.2)	$8.1	$(8.4)
Interest and other income	(15.1)	(16.4)	(50.1)	(51.5)
Interest expense	2.2	2.1	6.7	5.1
Gain (loss) on sale of investments	(1.4)	0.1	(1.9)	(28.4)
Provision (benefit) for income taxes	(5.4)	4.0	2.6	6.6
Depreciation	16.4	14.4	48.5	45.4
Amortization	20.5	16.4	58.8	49.6

EBITDA	11.0	6.4	72.7	18.4
Costs related to restructuring events	1.7	(0.1)	3.0	10.6
Costs related to stock based compensation expense	11.3	7.5	36.8	22.8
Costs related to acquisition activities	3.1	0.1	3.6	1.0
Costs related to other non-recurring activities	3.3	—	(0.1)	1.5
Reduction in intangibles and other long lived assets	1.9	3.8	1.8	6.9

Adjusted EBITDA	$32.3	$17.7	$117.8	$61.2